UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 18, 2011

Digerati Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation

001-15687 (Commission File Number)	74-2849995 (I.R.S. Employer Identification No.)

3201 Cherry Ridge, Building C, Suite 300 San Antonio, Texas (Address of Principal Executive Offices)	78230 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

ATSI Communications, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.

On March 18, 2011, ATSI Communications, Inc., a Nevada corporation (the "Company") issued a News Release regarding its results of operations for the fiscal quarter ended January 31, 2011.  A copy of this News Release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2, the information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, notwithstanding any general incorporation language in those filings.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The stockholders of the Company, by written consent, authorized and approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to Digerati Technologies, Inc. effective as of March 21, 2011.  Effective as of the opening of the trading on March 21, 2011, the Company commenced trading under the stock symbol "DTGI". A copy of this News Release is being furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following documents are filed as Exhibits to this report:

Exhibit No.	Description
3.4	Certificate of Amendment to Articles of Incorporation
99.1	News Release dated March 18, 2011
99.2	News Release dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: March 23, 2011	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.
Sr. VP of Finance &
Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
3.4	Certificate of Amendment to Articles of Incorporation
99.1	News Release, dated March 18, 2011
99.2	News Release, dated March 21, 2011